Exhibit 10.2

SECURITIES SALE AGREEMENT

This SECURITIES SALE AGREEMENT (this “Agreement”) is made and entered into as of July 14, 2008, by and between DYAX CORP., a Delaware corporation (the “Company”), and DOMPÉ INTERNATIONAL, S.A. (the “Purchaser”).

RECITALS

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to acquire from the Company, 2,008,032 shares (the “Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), at a price of $4.98 per share for an aggregate purchase price of $9,999,999.36 (the “Purchase Price), on the terms and conditions set forth in this Agreement;

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon an exemption from securities registration under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      AGREEMENT TO PURCHASE AND SELL STOCK.

(a)                                  Authorization.  The Company’s Board of Directors has authorized the issuance and sale of the Shares (the “Purchased Securities”), pursuant to the terms and conditions of this Agreement.

(b)                                 Agreement to Purchase and Sell Securities.  Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, the Shares.  The aggregate purchase price for the Shares shall be $9,999,999.36, or $4.98 per share.

2.                                      CLOSING.

The purchase and sale of the Purchased Securities shall take place at the offices of the Company, 300 Technology Square, Cambridge, Massachusetts 02139, at 10:00 a.m. Boston time, on July 17, 2008, or at such other time and place as the Company and the Purchaser mutually agree upon (which time and place are referred to in this Agreement as the “Closing”).  At the Closing, the Company shall provide an irrevocable instruction to its transfer agent to issue to the Purchaser, against delivery by the Purchaser of the Purchase Price in immediately available funds by wire transfer, a stock certificate (the “Certificate”) registered in the name of the Purchaser (or in such nominee name as designated by the Purchaser), representing the Shares.  Closing documents may be delivered by facsimile with original signature pages sent by overnight courier.  The date of the Closing is referred to herein as the Closing Date.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Purchaser that:

(a)                                  Organization Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  and has all corporate power and authority required to (i) carry on its business as presently conducted and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.  The Company is qualified to do business and is in good standing in the Commonwealth of Massachusetts.

(b)                                 Capitalization.  The authorized capital stock of the Company consists of 125,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).  At March 31, 2008, the issued and outstanding capital stock of the Company consisted of (A) 60,522,258 shares of Common Stock and (B) no shares of Preferred Stock.  No shares of capital stock have been issued by the Company March 31, 2008 to the date hereof except for additional shares of Common Stock issued upon exercise of stock options that were outstanding on March 31, 2008.

(c)                                  Due Authorization.  All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of the obligations of the Company under this Agreement and the authorization, issuance, reservation for issuance and delivery of the Purchased Securities have been taken, no further consent or authorization of the Company or the Board of Directors or its stockholders is required, and this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(d)                                 Valid Issuance of Purchased Securities.

(i)                                     Purchased Securities.  The Purchased Securities will be, upon payment therefor by the Purchaser in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable, and free from all liens, charges and preemptive rights or other similar rights of stockholders of the Company.

(ii)                                  Compliance with Securities Laws.  Subject to the accuracy of the representations made by the Purchaser in Section 4 hereof, the Purchased Securities will be issued to the Purchaser in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act.

(e)                                  Non-Contravention.  The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including issuance of the Purchased Securities), do not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of the Company; (ii) conflict with or constitute a violation in any material respect of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Company or by which any property or asset of the Company is bound or affected; or (iii) conflict with or constitute a default (or an event that with notice or lapse of time or both would become a default), or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both), under any contract to which the Company is a party or any permit, license or similar right relating to the Company or by which the Company or its property or assets may be bound or affected, in the case of this clause (iii) which would reasonably be expected to have a material adverse effect on the Company’s financial condition or results of operations.

(f)                                    Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

(g)                                 SEC Documents.  The Company has timely filed all reports, schedules, forms, statements, exhibits and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC” ) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) for the twelve (12) months preceding the date hereof (all of the foregoing filed prior to or on the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to in this Agreement collectively as the “SEC Documents” and individually as a “SEC Document”).  Each of the SEC Documents, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document as of the date of filing.  None of the SEC Documents, as of the date of filing and as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).  All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which the Company is a party, or the property or assets of the Company or are subject, have been filed as exhibits to the SEC Documents.  All Material Agreements are valid and enforceable against the Company in accordance with their respective terms.  The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a material adverse effect on the Company’s financial condition or results of operations.  The Company has not received a notice of termination of any of the Material Agreements.

(h)                                 Litigation.  As of the date hereof, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company that if determined adversely to the Company would reasonably be expected to have a material adverse effect on the Company’s financial condition or results of operations ..  There has not been, and to the knowledge of the Company, there is not pending, any investigation by the SEC involving the Company or any current or former director or officer of the Company.  The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

4.                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser hereby represents and warrants to the Company that:

(a)                                  Organization Good Standing and Qualification.  The Purchaser has the requisite corporate power and authority required to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)                                 Authorization.  The execution of this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser.  This Agreement constitutes the Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms.

(c)                                  Purchase for own Account.  The Purchased Securities are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act.  The Purchaser represents that it has not been formed for the specific purpose of acquiring the Purchased Securities.

(d)                                 Investment Experience.  The Purchaser has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Purchased Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Securities.

(e)                                  Accredited Investor Status.  The Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(f)                                    Receipt of Information.  The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Purchased Securities and the business, properties, and financial condition of the Company.  The Purchaser is aware that the Company is currently engaged in various clinical development programs, the most advanced of which is developing DX-88 for the treatment of hereditary angioedema (“HAE”) and that the Company estimates that it will be announcing results of its current clinical trial of DX-88 for HAE in the quarter ending June 30, 2008.  In purchasing the Purchased Securities under this Agreement, the Purchaser has not relied upon any statement or other information from the Company with respect to the prospects for the results of such clinical trial, nor has the Purchaser been informed of any such results.  Although the Company has estimated that if the results are positive it expects to obtain regulatory approval of DX-88 for HAE in the United States at the end of 2008 (followed by approval in the European Union), the Purchaser acknowledges that there is no guarantee that any such approval will occur in accordance with those expectations and that such approvals may never be obtained for DX-88 for HAE or for any other indication.

5.                                      COVENANTS OF THE PURCHASER.

(a)                                  Restricted Securities. The Purchaser understands that the Purchased Securities have not been registered under the Securities Act and Purchaser agrees that, in addition to the restrictions set forth in Section 5(c) below, it will not sell, assign, or transfer any of the Purchased Securities unless (i) pursuant to an effective registration statement under the Securities Act, (ii) the Purchaser provides the Company with evidence reasonably satisfactory to the Company (which may include an opinion of counsel in form and substance reasonably satisfactory to the Company) to the effect that a sale, assignment or transfer of the Purchased Securities may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, or (iii) pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”).

(b)                                 Legends.  The Purchaser agrees that the Certificate for the Purchased Securities shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS

EVIDENCED BY EVIDENCE REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT.”

The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Purchased Securities (i) following any sale of the Purchased Securities pursuant to an effective registration statement or Rule 144, or (ii) in connection with a proposed sale of any of the Purchased Securities that would be eligible for sale under Rule 144.  Following the time a legend is no longer required for the Purchased Securities hereunder, the Company will, no later than thirty (30) business days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Purchased Shares, deliver or cause to be delivered to such Purchaser a certificate representing such Purchased Shares that is free from all restrictive and other legends. If unlegended certificates are not delivered to such Purchaser within such thirty (30) business day period, the Company shall pay such Purchaser liquidated damages in an amount equal to 1.0% of the aggregate Purchase Price of the Purchased Shares evidenced by such certificate for each 30-day period (or portion thereof) beyond such thirty (30) business days that the unlegended certificates have not been so delivered.

(c)                                  Lockup Agreement.  The Purchaser agrees that for a period beginning on the date hereof and ending on the date that is six (6) months after the Closing Date, the Purchaser will not (except, subject to the restrictions on transfer described in Section 5(a), to an affiliate of the Purchaser who agrees in writing to be bound by the terms of this Agreement) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock or the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction.

(d)                                 Material Non-Public Information.  The Purchaser acknowledges that (i) the federal and state securities laws of the United States of America prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and (ii) Purchaser has received material non-public information about the Company pursuant to a confidentiality agreement between the Company and the Purchaser.

6.                                      MISCELLANEOUS.

(a)                                  Successors and Assigns.  The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.  The Purchaser may assign its rights under this Agreement to any person to whom the Purchaser assigns or transfers any Purchased Securities, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws of the United States of America.

(b)                                 Governing Law.  This Agreement will be governed by and construed and enforced under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c)                                  Survival.  The representations, warranties and covenants of the Company and the Purchaser contained in Sections 3 and 4 of this Agreement shall survive the Closing.

(d)                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(e)                                  Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)                                    Amendments and Waivers.  This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchaser.

(g)                                 Severability.  If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have executed this Securities Sale Agreement as of the date and year first above written.

DYAX CORP.

By:	/s/ Ivana Magovcevic-Liebisch
Name:	Ivana Magovcevic-Liebisch, Ph.D., JD
Title:	Executive Vice President of Administration and
General Counsel

DOMPÉ INTERNATIONAL, S.A.

By:	/s/ Eugenio Aringhieri
	Name:	Eugenio Aringhieri
	Title:	Chief Executive Officer